EXHIBIT 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

November 8, 2013

Arctic Cat Inc.

505 Highway 169 North, Suite 1000

Plymouth, Minnesota 55441

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as corporate counsel to Arctic Cat Inc., a Minnesota corporation (the “Company”), in connection with the registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of 1,100,000 shares of Common Stock (the “Shares”) issuable pursuant to the Company’s 2013 Omnibus Stock and Incentive Plan (the “2013 Plan”). The Shares represent 1,100,000 shares of common stock newly reserved for issuance under the 2013 Plan.

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company: (i) the Company’s Amended and Restated Articles of Incorporation; (ii) the Company’s Amended and Restated Bylaws; (iii) certain corporate resolutions adopted by the Board of Directors and stockholders of the Company pertaining to the adoption and approval of the 2013 Plan; (iv) the 2013 Plan; and (v) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on, and subject to, the foregoing review and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the 2013 Plan, the Shares will be validly issued, fully paid and nonassessable. This opinion is limited to the Minnesota Business Corporation Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

FREDRIKSON & BYRON, P.A.

By:	/s/ John R. Houston
John R. Houston, Vice President